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                                  [LETTERHEAD]



                         CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 13, 1995, with respect to the financial statements of American Crystal Sugar Company in the Registration Statement and the related prospectus of American Crystal Sugar Company.



/s/ Eide Helmeke PLLP
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October 23, 1996
Fargo, North Dakota